                                                                     EXHIBIT 1.2

                            FORM OF ESCROW AGREEMENT

     ESCROW AGREEMENT, dated as of November __, 2001, by and among SFBC International, Inc., a Delaware corporation (the "Company"), Raymond James & Associates, Inc. (the "Placement Agent") and Citibank N.A., a national banking institution incorporated under the laws of the United States of America (the "Escrow Agent").

     WHEREAS, the Company proposes to sell an aggregate of 2,000,000 shares of its common stock (the "Company Securities"), par value $0.001 per share, for an aggregate of $_________ (of gross proceeds); and each of Arnold Hantman, Lisa Krinsky, and Gregory B. Holmes (each, a "Selling Stockholder" and together, the "Selling Stockholders") propose to sell an aggregate of 350,000 shares of the Company's common stock (the "Selling Stockholder Securities," and together, with the Company Securities, collectively referred to as the "Shares"), for an aggregate of $_________ (of gross proceeds), all as described in the Company's registration statement on Form S-1 (Registration No. 333-_______) (which, together with all amendments or supplements thereto is referred to herein as the "Registration Statement);

     WHEREAS, the Shares are being offered by the Company and the Selling Stockholders to investors whom the Placement Agent has introduced to the Company and the Selling Stockholders, pursuant to registration under the Securities Act of 1933, as amended, and pursuant to registration or exemptions from registration under state securities laws;

     WHEREAS, the offering of the Shares will terminate on December __, 2001 (the "Closing Date") and, if subscriptions for the total number of Shares being offered pursuant to the Registration Statement have not been received by the Company on or before the Closing Date, no Shares will be sold and all payments made by subscribers will be refunded by the Escrow Agent with interest earned thereon, if any; and

     WHEREAS, with respect to all subscription payments received from subscribers, the Company proposes to establish an escrow account with the Escrow Agent at the office of its Escrow Administration, 120 Broadway, New York, New York 10271, Attention: John P. Howard.

     NOW THEREFORE, it is agreed as follows:

     1.  Establishment of Escrow.  The Escrow Agent hereby agrees to receive and
         -----------------------
disburse the proceeds from the offering of the Shares and any interest earned thereon in accordance herewith.

     2.  Deposit of Escrowed Property.  The Placement Agent, on behalf of the
         ----------------------------
subscribers for the Shares, shall from time to time, but in no event later than 12:00 noon on the date following the date of receipt by the Placement Agent, cause to be wired to or deposited with, or, cause the subscribers for the Shares to wire or deposit with, the Escrow Agent funds or checks of the subscribers delivered in payment for Shares (the "Escrowed Property"). Any checks delivered to the Escrow Agent pursuant to the terms hereof shall be made payable to or endorsed to the order of the Escrow Agent. The Escrow Agent upon receipt of such checks shall present such checks for payment to the drawee-bank under such checks. Any checks not honored by the drawee-bank thereunder after the first presentment for payment shall be returned to the Placement Agent, on behalf of such subscriber, in the same manner notices are delivered pursuant to Section 6. Upon receipt of funds or checks from the Placement Agent, the Escrow Agent shall credit such funds and the amount of such checks to a non interest-bearing (the "Escrow Account") held by the Escrow Agent. If following the credit of the amount of any check to the Escrow Account such check is dishonored, the Escrow Agent, if such dishonored check amount shall have been invested pursuant to Section 3, shall liquidate to the extent of such dishonored check amount such investments and debit the Escrow Account for the amount of such dishonored check plus, if any, the amount of interest and other income earned with respect to any investment of such dishonored check amount.

     3.  Investment of Escrowed Property. The Escrow Agent on the second
         -------------------------------
business day ("business day" defined for purposes of this Escrow Agreement as any day which is not a Saturday, a Sunday or a day on which banks or trust companies in the City and State of New York are authorized or obligated by law, regulation or executive order to remain closed) succeeding (unless such deposit is made in federal or other immediately available or "same day" funds, in which case, on the business day next succeeding) the credit of any subscription proceeds to the Escrow Account pursuant to Section 2 and until release of such proceeds in accordance with the terms hereof, shall deposit such proceeds in a Citibank Money Market Deposit Account, pursuant to Rule 15c2-4 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, in accordance with the terms set forth on Exhibit A hereto (made a part of this Escrow Agreement as if herein set forth). The Escrow Agent shall in no event be liable for any loss resulting from any change in interest rates applicable to proceeds invested pursuant to this Section. Interest on proceeds invested pursuant to this section shall accrue from the date of investment of such proceeds until the termination of such investment pursuant to the terms hereof and shall be paid as set forth in Section 5.

    4.  List of Subscribers. The Placement Agent shall furnish or cause to be
        -------------------
furnished to the Escrow Agent, at the time of each deposit of funds or checks pursuant to Section 2, a list, substantially in the form of Exhibit B hereto, containing the name of, the address of, the number of Shares subscribed for by, the subscription amount delivered to the Escrow Agent on behalf of, and the social security or taxpayer identification number, if applicable, of each subscriber whose funds are being deposited, and to which is attached a completed W-9 form (or, in the case of any subscriber who is not a United States citizen or resident, a W-8 form) for each listed subscriber. The Escrow Agent shall notify the Placement Agent and the Company of any discrepancy between the subscription amounts set forth on any list delivered pursuant to this Section 4 and the subscription amounts received by the Escrow Agent. The Escrow Agent is authorized to revise such list to reflect the actual subscription amounts received and the release of any subscription amounts pursuant to Section 5.

     5.  Withdrawal of Subscription Amounts. (a) If the Escrow Agent shall
         ----------------------------------
receive a notice, substantially in the form of Exhibit C hereto (an "Offering Termination Notice"), from the Company, the Escrow Agent shall (i) promptly after receipt of such Offering Termination Notice and the clearance of all checks received by the Escrow Agent as Escrowed Property, liquidate any investments that shall have been made pursuant to Section 3 and send to each subscriber listed on the list held by the Escrow Agent pursuant to Section 4 whose total subscription amount shall not have been released pursuant to paragraph (b) or (c) of this
Section 5, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such subscriber in the amount of the remaining subscription amount held by the Escrow Agent as set forth on such list held by the Escrow Agent, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, send, in the manner set forth in paragraph (e) of this Section 5, a check to the order of each such subscriber in the amount of interest and other income earned and not yet paid with respect to any investment of such subscriber's funds. The Escrow Agent shall notify the Company and the Placement Agent of the distribution of such funds to the subscribers.

         (b) In the event that (i) the Shares have been subscribed for and funds in respect thereof shall have been deposited with the Escrow Agent on or before the Closing Date and (ii) no Offering Termination Notice shall have been delivered to the Escrow Agent, the Company and the Placement Agent, shall deliver to the Escrow Agent a joint notice, substantially in the form of Exhibit D hereto (a "Closing Notice"), designating the date on which Shares are to be sold and delivered to the subscribers thereof as the "Closing Date", which date shall not be earlier than the clearance of any checks received by the Escrow Agent as Escrowed Property, the proceeds of which are to be distributed on such Closing Date, and identifying the subscribers and the number of Shares to be sold to each thereof on such Closing Date. Such Closing Notice, unless the parties otherwise agree, shall be delivered not less than two (2) nor more than five (5) business days prior to such Closing Date. The Escrow Agent, after receipt of such Closing Notice and the clearance of such checks:

           (i) on or prior to the Closing Date identified in such Closing Notice, shall liquidate any investments that shall have been made pursuant to Section 3 to the extent of the subscription amount to be distributed pursuant to the immediately succeeding clause (ii);

           (ii) on such Closing Date, pay to the Company, the Placement Agent and each of the Selling Stockholders , in federal or other immediately available funds and otherwise in the manner and amount specified by the Company and the Placement Agent in such Closing Notice, an amount equal to the aggregate of the subscription amounts paid by the subscribers identified in such Closing Notice for the Shares to be sold on such Closing Date as set forth on the list held by the Escrow Agent pursuant to
      Section 4; and

           (iii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to
      Section 3 were terminated pursuant to such Closing Notice, shall send, in the manner set forth in paragraph (e) of this Section 5, a check to the order of each subscriber identified in such Closing Notice in the amount of interest and other income earned and not yet paid with respect to any investment of each such subscriber's funds distributed on such Closing Date. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Placement Agent the amount of the interest earned for the account of each subscriber and the date such subscription was received.

         (c) If at any time and from time to time prior to the release of any subscriber's total subscription amount pursuant to paragraph (a) or (b) of this
Section 5 from
escrow, the Company shall deliver to the Escrow Agent a notice, substantially in the form of Exhibit E hereto (a "Subscription Termination Notice"), to the effect that any or all of the subscriptions of such subscriber have been rejected by the Company (a "Rejected Subscription"), the Escrow Agent (i) promptly after receipt of such Subscription Termination Notice and, if such subscriber delivered a check in payment of its Rejected Subscription, after the clearance of such check, shall liquidate, to the extent of the sum of such subscriber's Rejected Subscription amount as set forth in the Subscription Termination Notice, any investments that shall have been made pursuant to
Section 3 and send to such subscriber, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such subscriber in the amount of such Rejected Subscription amount, and (ii) promptly after the fourth business day of the month immediately following the month in which the investments made pursuant to Section 3 were terminated pursuant to this paragraph, shall send to such subscriber, in the manner set forth in paragraph (e) of this Section 5, a check to the order of such subscriber in the amount of interest and other income earned and not yet paid with respect to any investment of such subscriber's Rejected Subscription amount. At the time of such transfer, the Escrow Agent shall identify in writing to the Company and the Placement Agent the amount of the interest earned for the account of each subscriber and the date such subscription was received.

          (d) On a date following the transfer of any interest earned for the account of each subscriber pursuant to Section 5(a), (b) or (c), but not later than December 31, 2001, the Escrow Agent shall provide each subscriber with tax form 1099 setting forth the amount of such interest.

          (e) For the purposes of this Section 5, any check that the Escrow Agent shall be required to send to any subscriber shall be sent to such subscriber by first class mail, postage prepaid, at such subscriber's address furnished to the Escrow Agent pursuant to Section 4.

      6.  Notices.  Any notice or other communication required or permitted to
          -------
be given hereunder shall be in writing and shall be (a) delivered by hand or (b) sent by mail, registered or certified, with proper postage prepaid, and addressed as follows:

      if to the Company, to:

         SFBC International, Inc.
         11190 Biscayne Boulevard
         Miami, Florida  33181
         Attention:  Arnold Hantman, Chief Executive Officer
         Facsimile: (305) 895-8616

      with a copy to:

         Michael Harris, P.A.
         1645 Palm Beach Lakes Boulevard, Suite 550
         West Palm Beach, Florida  33401
         Attention: Michael D. Harris, Esq.
         Facsimile: (561) 478-1817
      if to the Placement Agent, to:

         Raymond James & Associates, Inc.
         880 Carillon Parkway
         St. Petersburg, Florida  33716
         Attention:  Nick Konstantinou, Vice President
         Facsimile: (727) 573-8058

      with a copy to:

         Stroock & Stroock & Lavan LLP
         180 Maiden Lane
         New York, New York  10038-4982
         Attention:  Anna T. Pinedo, Esq.
         Facsimile: (212) 806-6006

      if to the Escrow Agent, to:

         Citibank N.A.
         120 Broadway
         New York, New York  10271
         Attention:  John P. Howard
         Facsimile: (212) 266-4550

or to such other address as the person to whom notice is to be given may have previously furnished to the others in the above-referenced manner. All such notices and communications, if mailed, shall be effective when deposited in the mails, except that notices and communications to the Escrow Agent and notices of changes of address shall not be effective until received.

     7.  Concerning the Escrow Agent.  To induce the Escrow Agent to act
         ---------------------------
hereunder, it is further agreed by the Company and Placement Agent that:

         (a) The Escrow Agent shall not be under any duty to give the Escrowed Property held by it hereunder any greater degree of care than it gives its own similar property and shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement. Uninvested funds held hereunder shall not earn or accrue interest.

         (b) This Escrow Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall not be bound by the provisions of any agreement among the other parties hereto except this Escrow Agreement.

         (c) The Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct, and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, and the other parties hereto shall jointly and severally indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, the Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith, in accordance with the terms hereof, including without limitation any liability for any delays (not resulting from gross negligence or willful misconduct) in the investment or reinvestment of the Escrowed Property, or any loss of interest incident to any such delays.

        (d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. The Escrow Agent may act in reliance upon any instrument or signature believed by it in good faith to be genuine and may assume, if in good faith, that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

        (e) The Escrow Agent may act pursuant to the advice of counsel with respect to matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted in good faith and in accordance with such advice.

        (f) The Escrow Agent does not have any interest in the Escrowed Property deposited hereunder but is serving as escrow holder only. Any payments of income from the Escrow Account shall be subject to withholding regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 forms for tax I.D., number certification, or non-resident alien certifications.

        This paragraph (f) and paragraph (c) of this Section 7 shall survive notwithstanding any termination of this Escrow Agreement or the resignation of the Escrow Agent.

        (g) The Escrow Agent makes no representation as to the validity, value, genuineness or the collectibility of any security or other document or instrument held by or delivered to it.

        (h) The Escrow Agent shall not be called upon to advise any party as to the wisdom of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

        (i) The Escrow Agent (and any successor escrow agent) at any time may be discharged from its duties and obligations hereunder by the delivery to it of notice of termination signed by both the Company and the Placement Agent or at any time may resign by giving written notice to such effect to the Company and the Placement Agent. Upon any such termination or resignation, the Escrow Agent shall deliver the Escrowed Property to any successor escrow agent jointly designated by the other parties hereto in writing, or to any court of competent jurisdiction if no such successor escrow agent is agreed upon, whereupon the Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The termination or resignation of the Escrow Agent shall take effect on the earlier of (i) the appointment of a successor (including a court of competent jurisdiction) or (ii) the day that is 30 days after the date of delivery: (A) to the Escrow Agent of the other parties' notice of termination or (B) to the other parties hereto of the Escrow Agent's written notice of resignation. If at that time the Escrow Agent has not received a designation of a successor escrow agent, the Escrow Agent's sole responsibility after that time shall be to keep the Escrowed Property safe until receipt of a designation of successor escrow agent or a joint written disposition instruction by the other parties hereto or any enforceable order of a court of competent jurisdiction.

        (j) The Escrow Agent shall have no responsibility for the contents of any writing of any third party contemplated herein as a means to resolve disputes and may rely without any liability upon the contents thereof.

        (k) In the event of any disagreement among or between the other parties hereto and/or the subscribers of the Shares resulting in adverse claims or demands being made in connection with the Escrowed Property, or in the event that the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall be entitled to retain the Escrowed Property until the Escrow Agent shall have received (i) a final and non-appealable order of a court of competent jurisdiction directing delivery of the Escrowed Property or (ii) a written agreement executed by the other parties hereto and consented to by the subscribers directing delivery of the Escrowed Property, in which event the Escrow Agent shall disburse the Escrowed Property in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion by counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order is final and non-appealable. The Escrow Agent shall act on such court order and legal opinion without further question.

        (l) As consideration for its agreement to act as Escrow Agent as herein described, the Company agrees to pay the Escrow Agent fees determined in accordance with the terms set forth on Exhibit F hereto (made a part of this Escrow Agreement as if herein set forth). In addition, the Company agrees to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by the Escrow Agent in performance of its duties hereunder (including reasonable fees, expenses and disbursements of its counsel).

        (m) The other parties hereto irrevocably (i) submit to the jurisdiction of any New York State or federal court sitting in New York City in any action or proceeding arising out of or relating to this Escrow Agreement, (ii) agree that all claims with respect to such action or proceeding shall be heard and determined in such New York State or federal court and (iii) waive, to the fullest extent possible, the defense of an inconvenient forum. The other parties hereby consent to and grant any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of process or other papers in connection with any such action or proceeding in the manner provided hereinabove, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

        (n) No printed or other matter in any language (including, without limitation, the Registration Statement, notices, reports and promotional material) which mentions the Escrow Agent's name or the rights, powers, or duties of the Escrow Agent shall be issued by the other parties hereto or on such parties' behalf unless the Escrow Agent shall first have given its specific written consent thereto. The Escrow Agent hereby consents to the use of its name and the reference to the escrow arrangement in the Registration Statement.

        8.  Miscellaneous.

            (a) This Escrow Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, heirs, administrators and representatives, and the subscribers of the Shares and shall not be enforceable by or inure to the benefit of any other third party except as provided in paragraph (i) of Section 7 with respect to the termination of, or resignation by, the Escrow Agent. No party may assign any of its rights or obligations under this Escrow Agreement without the written consent of the other parties.

            (b) This Escrow Agreement shall be construed in accordance with and governed by the internal law of the State of New York (without reference to its rules as to conflicts of law).

            (c) This Escrow Agreement may only be modified by a writing signed by all of the parties hereto and consented to by the subscribers of the Shares adversely affected by such modifications. No waiver hereunder shall be effective unless in a writing signed by the party to be charged.

            (d) This Escrow Agreement shall terminate upon the payment pursuant to Section 5 of all amounts held in the Escrow Account.

            (e) The section headings herein are for convenience only and shall not affect the construction thereof. Unless otherwise indicated, references to Sections are to Sections contained herein.

            (f) This Escrow Agreement may be executed in one or more counterparts but all such separate counterparts shall constitute but one and the same instrument; provided that, although executed in counterparts, the executed signature pages of each such counterpart may be affixed to a single copy of this Agreement which shall constitute an original.

          IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the day and year first above written.


                                      SFBC INTERNATIONAL, INC.


                                      By:
                                         -------------------------------------
                                         :Arnold Hantman
                                         Chief Executive Officer


                                      RAYMOND JAMES & ASSOCIATES, INC.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:


                                      SELLING STOCKHOLDERS:


                                       By:
                                         -------------------------------------
                                         Arnold Hantman
                                         Lisa Krinsky
                                         Gregory B. Holmes


                                      By:
                                         -------------------------------------
                                         Arnold Hantman, as Attorney-In-Fact


                                      CITIBANK N.A.


                                      By:
                                         -------------------------------------
                                         Name:
                                         Title:

                                   EXHIBIT A

                 Citibank Insured Money Market Deposit Accounts

          Deposits/Withdrawals may be made to the Citibank Money Market Deposit Account ("MMDA") established under the Escrow Agreement to which this Exhibit is attached only through the Escrow Account. All transaction and balance reporting of the MMDA will be included as part of the Escrow Account Statement. Activity in the MMDA will be reflected as the equivalent of dollars on deposit in a Citibank Money Market Deposit Account. Deposits/Withdrawals to the MMDA will be made only as permitted by the Escrow Agreement to which this Exhibit is attached. The MMDA has certain regulatory restrictions as well as some minimum requirements:

           1. By regulation, Citibank N.A. is required to reserve the right to require seven days' prior notice of any withdrawals of funds from an account; provided, however, that, if Citibank N.A. elects to exercise its right to require seven days' prior notice, it shall exercise such right as to all such accounts established.

           2. A daily balance of $10,000 must be maintained on deposit in the MMDA. If the MMDA should fall below $10,000 on any day, Citibank N.A. will be authorized to transfer the remaining balance to the Escrow Account.

           3. Rates will be determined by Citibank N.A. and can be determined by calling your custody account officer.

           4. Balances up to $100,000 (total on deposit at Citibank N.A.) are FDIC-insured.

                                   EXHIBIT B
                            SUMMARY OF CASH RECEIVED
                            NEW PARTICIPANT DEPOSIT


Deposit Date:                                                                                                        Date:
Investment Date:                                                                                              List Number:
Batch Number:                                                                                                   Page __ of
                                                                                                               Approved By:
                                                                                                                      JOB#:
           For Bank use only
TITLE:
------------------------------------------------------------------------------------------------------------------
                                                 * AMOUNT OF                    * TAX ID NO./ | * FOR BANK      * *
  NAME      * DEPOSIT  * SHARES    *  ADDRESS    |SOC.SEC. NO. *   *  USE ONLY  *
--------    ---------  --------    ----------    ---------------   -----------
                       *                          * TAX CODE
                       *                          *                *            *               *               * EXEMPT(Y/N)
                       *                          *                *            *               *               * W-9(YR) NRA
                       *                          *                *            *               *               * W-8(YR)
                       *                          *                *            *               *               * 1008(87)
                       *                          *                *            *               *               *
-----------------------------------------------------------------------------------------------------------------
Broker   Misc.         *                          *                *            *  Misc. II     *   Misc. III | TAX CODE
                       *                          *                *            *               *               * EXEMPT(Y/N)
                       *                          *                *            *               *               * W-2(YR) NRS
                       *                          *                *            *               *               * W-8(YR)
                       *                          *                *            *               *               * 1008(87)
                       *                          *                *            *               *               *
-----------------------------------------------------------------------------------------------------------------
Broker   Misc.         *                          *                *            *  Misc. II     *   Misc. III | TAX CODE
                       *                          *                *            *               *               * EXEMPT(Y/N)
                       *                          *                *            *               *               * W-2(YR) NRS
                       *                          *                *            *               *               * W-8(YR)
                       *                          *                *            *               *               * 1008(87)
                       *                          *                *            *               *               *
-----------------------------------------------------------------------------------------------------------------
Broker   Misc.         *                          *                *            *  Misc. II     *   Misc. III | TAX CODE
                       *                          *                *            *               *               * EXEMPT(Y/N)
                       *                          *                *            *               *               * W-2(YR) NRS
                       *                          *                *            *               *               * W-8(YR)
                       *                          *                *            *               *               * 1000(87)
                       *                          *                *            *               *               *
-----------------------------------------------------------------------------------------------------------------
Broker   Misc.         *                          *                *            *  Misc. II     *   Misc. III | TAX CODE
                       *                          *                *            *               *

                                   EXHIBIT C


                     [Form of Offering Termination Notice]

                                                               November __, 2001

Citibank N.A.
The Citibank Private Bank
120 Broadway, 2nd Floor
New York, New York 10271

Attention:

Dear                             :

          Pursuant to Section 5(a) of the Escrow Agreement dated as of November __, 2001 (the "Escrow Agreement") among SFBC International, Inc. (the "Company"), Arnold Hantman, Lisa Krinsky, and Gregory B. Holmes (the "Selling Stockholders"), Raymond James & Associates, Inc. and you, the Company and the Selling Stockholders hereby notify you of the termination of the offering of the Shares (as that term is defined in the Escrow Agreement) and direct you to make payments to subscribers as provided for in Section 5(a) of the Escrow Agreement.



                                              Very truly yours,

                                              SFBC INTERNATIONAL, INC.

                                              By: _______________________
                                                      Arnold Hantman
                                                  Chief Executive Officer

                                              SELLING STOCKHOLDERS:


                                              Arnold Hantman
                                              Lisa Krinsky
                                              Gregory B. Holmes

                                              By: _______________________
                                                   as Attorney-In-Fact

                                   EXHIBIT D

                            [Form of Closing Notice]

                                                               November __, 2001
Citibank N.A.
The Citibank Private Bank
120 Broadway, 2nd Floor
New York, New York 10271

Attention:

Ladies and Gentlemen:

     Pursuant to Section 5(b) of the Escrow Agreement dated as of November __, 2001 (the "Escrow Agreement") among SFBC International, Inc. (the "Company"), Arnold Hantman, Lisa Krinsky, and Gregory B. Holmes (each, a "Selling Stockholder" and together, the "Selling Stockholders"), Raymond James & Associates, Inc. (the "Placement Agent") and you, the Company hereby certifies that it has received subscriptions for the Shares (as that term is defined in the Escrow Agreement) and the Company will sell and deliver Shares to the subscribers thereof at a closing to be held on November __, 2001 (the "Closing Date"). The names of the subscribers concerned, the number of Shares subscribed for by each of such subscribers and the related subscription amounts are set forth on Schedule I annexed hereto.

     Please accept these instructions as standing instructions for the closing to be held on the Closing Date. The parties hereto certify that they do not wish to have a call back regarding these instructions.

     We hereby request that the aggregate subscription amount be paid to the Placement Agent and us as follows:



           1.  To the Company, $_________;

           2.  To the Selling Stockholders :

               Arnold Hantman, $_________,

               Lisa Krinsky, $___________, and

               Gregory B. Holmes;

           3.  To the Placement Agent, $_________; and

           4.  To the Escrow Agent, $_________.

     These instructions may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.




                                          Very truly yours,

                                          SFBC INTERNATIONAL, INC.


                                          By: _____________________________
                                                 Arnold Hantman
                                              Chief Executive Officer

                                          SELLING STOCKHOLDERS:

                                          Arnold Hantman
                                          Lisa Krinsky
                                          Gregory B. Holmes

                                          By: _____________________________
                                                  as Attorney-In-Fact

                                          RAYMOND JAMES & ASSOCIATES, INC.


                                          By: ______________________________
                                              Name:
                                              Title:

                                  SCHEDULE I
                                  ----------


Name of                       Number of                   Subscription
Subscriber                    Shares                      Amount
----------                    ------                      ------

                                   EXHIBIT E


                   [Form of Subscription Termination Notice]



                                                               November __, 2001
Citibank N.A.
The Citibank Private Bank
120 Broadway, 2nd Floor
New York, New York 10271

Attention:

Dear          :

          Pursuant to Section 5(c) of the Escrow Agreement dated as of November __, 2001 (the "Escrow Agreement") among SFBC International, Inc. (the "Company"), Raymond James & Associates, Inc. and you, the Company and the Selling Stockholders hereby notify you that the following subscription(s) have been rejected:



                         Amount of                     Dollar
                         Subscribed                    Amount of
Name of                  Shares                        Rejected
Subscriber               Rejected                      Subscription
----------               --------                      ------------



                                                 Very truly yours,

                                                 SFBC INTERNATIONAL, INC.


                                                 By: ______________________
                                                        Arnold Hantman
                                                     Chief Executive Officer


                                                 SELLING STOCKHOLDERS:

                                                 Arnold Hantman
                                                 Lisa Krinsky
                                                 Gregory B. Holmes


                                                 By: ______________________
                                                      as Attorney-In-Fact

                                   EXHIBIT F



Fee to Citibank N.A.:    $____________





                                      F-1